EXHIBIT 32.1


                                  CERTIFICATION


         Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Columbus McKinnon Corporation (the "Company") on Form 10-K for the year ended March 31, 2005, fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Dated:  June 8, 2005
        -------------


                                                      /S/ TIMOTHY T. TEVENS
                                                      -----------------------
                                                      Timothy T. Tevens
                                                      Chief Executive Officer


                                                      /S/ ROBERT R. FRIEDL
                                                      ----------------------
                                                      Robert R. Friedl
                                                      Chief Financial Officer

























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